Exhibit 10.2
Eighth Amendment to Loan and Security Agreement, Consent and Assumption Agreement

Existing Borrower	Cardlytics, Inc., a Delaware corporation (“Parent”) Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC), a Delaware limited liability company
Additional Borrower	Bridg, Inc., a Delaware corporation
Address:	11388 W. Olympic Blvd, Los Angeles, CA
Date:	May 5, 2021

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, CONSENT
AND ASSUMPTION AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, the existing borrower named above (“Existing Borrower”), and the additional borrower named above (“Additional Borrower” together with the Existing Borrower, the “Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Consents.
a.Merger Transaction. Parent has advised Agent that Parent has entered into that certain Agreement and Plan of Merger dated as of April 12, 2021 (the “Merger Agreement”) by and among Parent, as the “Parent” therein, Mr. T Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Bridg, Inc., a Delaware corporation (the “Company”) and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Security Holders, as defined therein. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Company (the “Merger”), and Company shall be the surviving entity of such Merger (the “Surviving Company”). Pursuant to the terms of the Merger Agreement, at the close of the Merger, Parent shall pay a Total Closing Merger Consideration (as defined in the Merger Agreement) of approximately $350,000,000, with the possibility of earnout payments of approximately $100,000,000 to $300,000,000. As a result of the Merger, Surviving Company shall become a wholly owned Subsidiary of Parent. The entering into the Merger Agreement and consummating the Merger (including payment of the Cash Consideration) are
i.collectively referred to herein as the “Merger Transaction”. Pursuant to Sections 5.5(i), (ii), (iii), (iv) and
ii.(xv) of the Loan Agreement, Borrower is prohibited from entering the Merger Transaction without Agent and Required Lenders’ prior written consent. Borrower hereby requests that Agents and Required Lenders acknowledge and consent to the Merger Transaction. Agent and Required Lenders agree to acknowledge and consent to the Merger Transaction subject to the terms and conditions provided for herein.
b.Consent to Merger Transaction. This will confirm Agent and Lender’s consent to the Merger Transaction subject to the following conditions (the “Merger Conditions”): (i) the final

Exhibit 10.2
documentation evidencing the Merger Transaction reflects the Merger Transaction as described above,
i.(ii) the Merger Transaction closes and (iii) at the date the Merger Transaction is consummated, both before and after giving effect thereto, neither a Default nor an Event of Default, has occurred and is continuing, after giving effect to this Amendment. At the Effective Time, Surviving Company shall become a co-Borrower under the Loan Agreement in accordance with the terms provided for Section 2 of this Amendment (Surviving Company as such co-Borrower, “Additional Borrower”). “Effective Time” means the time the Merger becomes effective as a result of a Certificate of Merger being duly filed with the Secretary of State of Delaware evidencing such Merger.
c.No Loans or Transfer of Assets to Surviving Company and No Inclusion of Surviving Company Eligible Accounts in Borrowing Base Unless Certain Conditions Satisfied. The foregoing consent does not constitute a consent to any other similar transaction or to any Loans being requested by, or being made to, Surviving Company or assets of Existing Borrower (including any Collateral) being transferred to Surviving Company without the prior written consent of Agent (which shall be a matter of Agent’s Good Faith Business Judgment) or until such time as (i) Surviving Company becomes a co-Borrower under the Loan Agreement pursuant to the terms of Section 2 of this Amendment,
i.(ii) Surviving Company has granted Agent a first-priority security interest in the assets of Surviving Company (subject to Permitted Liens that by the terms of the Loan Agreement are allowed to have priority over the Agent’s lien) in accordance with the terms of Section 2 of this Amendment, and (iii) Agent has received such evidence as it reasonably deems necessary to confirm such first-priority security interest. Moreover, each of Existing Borrower and Surviving Company covenants and agrees that Surviving Company’s Accounts shall not be included in the borrowing base calculation or otherwise be used as the basis for any Loan until such time as the conditions set forth in the preceding sentence have been satisfied and only then in accordance with the terms provided for in this Amendment.
2.Assumption. At the Effective Time, Existing Borrower and Additional Borrower wish to add Additional Borrower as a Borrower under the Loan Agreement and the other Loan Documents as herein set forth. Agent and Lenders hereby consent to Additional Borrower becoming a Borrower under the Loan Agreement and other Loan Documents, as herein set forth, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein. At the Effective Time and thereafter, Existing Borrower and the Additional Borrower are referred to herein jointly and severally, and individually and collectively, as the “Borrower”. The provisions of this Section 2 are deemed to satisfy the requirements of Section 1.2 and 1.3 (i) – (ii) hereof. The parties agree as follows, effective as of the Effective Time:
a.Assumption by Additional Borrower and Addition of Additional Borrower as a “Borrower” under the Loan Agreement. Additional Borrower hereby (i) joins as a Borrower under the Loan Agreement and any and all other present and future documents, instruments and agreements relating thereto (with the Loan Agreement, collectively, the “Loan Documents”), (ii) assumes, as a joint and several obligor, and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower, under, based upon, or arising out of the Loan Agreement and all other Loan Documents, including without limitation all of the “Obligations” as defined in the Loan Agreement, and (iii) agrees to perform all duties and obligations of the “Borrower” under the Loan Agreement and all other Loan Documents. All parties agree that all references in the
i.Loan Agreement and the other Loan Documents to “Borrower” shall be deemed to refer, individually and collectively, and jointly and severally, to Existing Borrower and Additional Borrower, and, without limiting the generality of the foregoing, all references in the Loan Agreement and this Agreement to “Collateral”, “Accounts”, “Deposit Accounts”, “Equipment”, “General Intangibles”, “Inventory”, “Investment Property”, “Other Property”, shall include without limitation the foregoing now owned or hereafter acquired by Additional Borrower and now owned or hereafter acquired by Existing Borrower, and all references in the Loan Agreement and this Agreement to “Obligations” shall include without limitation all present and future “Obligations” of Additional Borrower and Existing Borrower.

Exhibit 10.2
b.Obligations. Additional Borrower acknowledges that the Obligations are due and owing to Agent and Lenders from Existing Borrower, and upon the effectiveness hereof will be due and owing from Additional Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.
c.Grant of Security Interest by Additional Borrower. Without limiting the generality of the provisions of Section 1.1 above, as security for all Obligations, Additional Borrower hereby grants Agent, for the benefit of Lenders, a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located: All of the Collateral of Additional Borrower. All references in the Loan Agreement to Collateral shall be deemed to refer to all present and future Collateral of Existing Borrower and Additional Borrower. Additional Borrower hereby authorizes Agent to prepare and file such financing statements, amendments and continuation statements as Agent may require to perfect or continue Agent’s security interest in the Collateral or to effect the purposes of this Amendment and the Loan Agreement.
d.Representations of Additional Borrower. Without limiting the generality of the provisions of Section 1.1 above, Additional Borrower represents and warrants that all representations and warranties of the “Borrower” under the Loan Agreement and other Loan Documents are true and correct in all material respects as to Additional Borrower.
e.Acknowledgment Regarding Multiple Borrowers; Suretyship Waivers. The assumption by Additional Borrower of the Obligations under the Loan Agreement shall include, without limitation, an agreement to and acknowledgment of, all agreements and provisions as set forth in Section
i.9.23 of the Loan Agreement (as amended by this Amendment) regarding multiple borrowers and suretyship waivers by Additional Borrower, including without limitation suretyship waivers made by Additional Borrower with respect to all of the Obligations by all other Borrowers. Without limitation of any other term or provision hereof, each Borrower hereby agrees to and affirms all provisions set forth in such Section 9.23 (as amended by this Amendment) and acknowledges receipt and review thereof.
3.BSpears Merger Sub II, LLC Name Change; Reaffirmation. After the Mergers (defined in the Seventh Amendment) and prior to the Seventh Amendment Effective Date, BSpears Merger Sub II, LLC, changed its name to Dosh Holdings LLC. Dosh Holdings LLC signed the Seventh Amendment under its prior name, BSpears Merger Sub II, LLC. For the avoidance of doubt, Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC) hereby reaffirms all of the provisions set forth in the Seventh Amendment as well as its obligations as a “Borrower” under the Loan Agreement and the other Loan Documents.
4.Amendments to Loan Agreement. At the Effective Time, Agent and Borrower (jointly and severally, Existing Borrower and Additional Borrower) agree to amend the Loan Agreement, as follows:
a.Added Definitions. The following definitions are added to Section 8 of the Loan Agreement, in the appropriate alphabetical order, to read as follows:
i.“Bridg” shall mean Bridg, Inc., a Delaware corporation.
ii.“Dosh” shall mean Dosh Holdings LLC, a Delaware limited liability company (formerly known as BSpears Merger Sub II, LLC).
iii.“Eighth Amendment” means that certain Eighth Amendment to Loan and Security Agreement, Consent and Assumption Agreement dated as of May 5, 2021 by and among, Agent, Lenders and Borrower.
iv.“Eighth Amendment Effective Date” means May 5, 2021
b.Amendment to Multiple Borrowers; Suretyship Waivers Provision. That portion of Section 9.23 of the Loan Agreement that currently reads as follows:
i.“9.20 Multiple Borrowers; Suretyship Waivers. At any time that there are more than one Borrower, the following provisions shall apply:
1.is hereby amended and restated to read as follows:
ii.“9.23 Multiple Borrowers; Suretyship Waivers. At any time that there is more than one Borrower, the following provisions shall apply:
c.Amendment to Credit Limit Provisions. That portion of Section 1 of the Schedule to the Loan Agreement, which currently reads as follows:
i.“Ancillary Services Limit: $850,000
ii.Overall Credit Limit: Notwithstanding any provisions herein

Exhibit 10.2
iii.to the contrary, in no event shall the total Obligations (including without limitation the Term Loan, the Revolving Loans, and Obligations relating to Ancillary Services) at any time outstanding exceed $50,850,000 (the ‘Overall Credit Limit’).”
iv.is hereby amended and restated to read as follows: “Ancillary Services Limit: $1,010,000.
v.Overall Credit Limit: Notwithstanding any provisions herein
vi.to the contrary, in no event shall the total Obligations (including without limitation the Term Loan, the Revolving Loans, and Obligations relating to Ancillary Services) at any time outstanding exceed $51,010,000 (the ‘Overall Credit Limit’).”
d.Amendment to Reporting Provisions. Section 6(c), (d) and (e) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
i.“(c) Quarterly unaudited financial statements, on a consolidated and consolidating basis, as soon as available, and in any event within 45 days after the end of fiscal quarter;
ii.Annual operating budgets and financial projections (including income statements, balance sheets and cash flow statements, by month) for each fiscal year of Borrower, on a consolidated and consolidating basis, within 60 days after the beginning of such fiscal year, approved by Borrower’s board of directors.
iii.Annual financial statements, on a consolidated and consolidating basis, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to Agent;”
e.Amendment to Deposit Account Provisions. Section 8(b) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
i.“(b) Deposit Accounts. Borrower shall at all times maintain all of its Deposit Accounts and all of its investment accounts with PWB; provided that (i) Borrower (other than Bridg) may maintain up to a total not to exceed $250,000 in Deposit Accounts at other institutions in the United States, and (ii) Bridg may maintain up to a total not to exceed $10,000,000 in Deposit Accounts at other institutions in the United States, in each case, subject to a control agreement among Borrower, such institution and Agent, in form and substance satisfactory to Agent in its Good Faith Business Judgment; provided that for a Borrower joining the Loan Agreement after the date hereof, additional time may be granted to obtain such control agreements, as set forth in the terms of such joinder agreement.”
f.Modification to Exhibit A – Agented Credit Provisions. The definition of Total Credit Exposure set forth in Exhibit A (Agented Credit Provisions) to the Loan Agreement is hereby amended and restated to read as follows:
i.“Total Credit Exposure” of all Lenders is $51,010,000. The “Total Credit Exposure” of PWB is $51,010,000, which amount shall be adjusted as of the date additional Persons join as Lenders in accordance herewith.
5.Covenants Regarding Additional Borrower. Additional Borrower agrees to comply with the following covenants:
a.Deposit Accounts. Within 60 days after the Eighth Amendment Effective Date, Additional Borrower shall at all times maintain all of its Deposit Accounts and all of its investment accounts with PWB or enter into a control agreement among Borrower, such depository bank and Agent, in form and substance satisfactory to Agent in its Good Faith Business Judgment.
b.Landlord Agreement – Los Angeles Lease. Within 60 days after the Eighth Amendment Effective Date, Additional Borrower shall, use commercially reasonable efforts to cause the landlord of the following premises to execute and deliver to Agent, in form reasonably acceptable to Agent, a landlord agreement with respect to the Collateral held at such premise: 11388 W. Olympic Blvd., Los Angeles CA 90064
c.Cash Collateral Account. Within 90 days after the Eighth Amendment Effective Date (or such later time as Additional Borrower’s Receivables are included in the Borrowing Base Certificate), Additional Borrower agrees to establish (i) a post office box, as designated by Agent (the “Additional Borrower Lockbox”), over which Agent shall have exclusive and unrestricted access; and (ii) a cash collateral account at PWB in Additional Borrower’s name (the “Additional Borrower Cash Collateral Account”), over which PWB and Agent shall have exclusive and unrestricted access. Commencing within 90 days after the Eighth Amendment Effective Date (or such later time as Additional Borrower’s Receivables are included in the Borrowing Base Certificate) and continuing at all times thereafter, Additional Borrower shall immediately deposit

Exhibit 10.2
any funds received by Additional Borrower from any source (including without limitation all proceeds of Accounts and all other Collateral) into the Additional Borrower Cash Collateral Account, and Additional Borrower shall direct all of its Account Debtors (i) to make any wire or other electronic transfer of funds owing to Additional Borrower directly to the Additional Borrower Cash Collateral Account, and (ii) to mail or deliver all checks or other forms of payment for amounts owing to Additional Borrower to the Additional Borrower Lockbox. Except for funds deposited into the Additional Borrower Cash Collateral Account, all funds received by Additional Borrower from any source shall immediately be directed to the Additional Borrower Lockbox. Agent shall collect the mail delivered to the Additional Borrower Lockbox, open such mail, and endorse and deposit all items to the Additional Borrower Cash Collateral Account. Upon the establishment of the Additional Borrower Lockbox and the Additional Borrower Cash Collateral Account, all references to the “Lockbox” and the “Cash Collateral Account” in the Loan Documents, shall include references to the Additional Borrower Lockbox and the Additional Borrower Cash Collateral Account, as applicable.
d.Post-Closing Insurance Requirements. Notwithstanding anything to the contrary in the Seventh Amendment, within 30 days after the Eighth Amendment Effective Date, Borrower shall provide Agent with evidence that Dosh and Bridg have been added to the existing insurance policies of Parent.
6.Additional Documents. This Agreement is conditioned on Agent and Lenders receiving from Borrower such additional documents, instruments and agreements as Agent shall specify in its good faith business judgment, in such form as Agent shall specify in its good faith business judgment, including, without limitation, the following:
a.This Agreement, executed by Existing Borrower and Additional Borrower.
b.Intellectual Property Security Agreement executed by Additional Borrower in favor of Agent.
c.Certified Resolutions and Incumbency executed by Additional Borrower.
d.Copies of Additional Borrower’s organizational documents, which shall be true, correct and complete as of the date hereof; and
e.Borrower Information Certificate, completed and executed by Additional Borrower, which is true and correct as of the date hereof.
7.Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.=
8.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
9.General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
10.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent, except as set forth in Section 1 above.
11.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower,

Exhibit 10.2
and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
12.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR
LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Borrower:	Agent and Lender:
CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ Andrew Christiansen	/s/ Mykas Degesys
Andrew Christiansen	Mykas Degesys
Chief Financial Officer (Principal Financial and Accounting Officer)	SVP